Exhibit 99.1

First Interstate BancSystem, Inc. Announces Idaho Independent Bank Shareholder Approval and Anticipated Merger Closing Date

BILLINGS, Montana, and COEUR D’ALENE, Idaho, March 27, 2019 — First Interstate BancSystem, Inc. (“First Interstate”) (NASDAQ: FIBK), parent company of First Interstate Bank, and Idaho Independent Bank (“IIBK”) (OTC Pink: IIBK) jointly announced that IIBK’s shareholders have approved the proposed merger of IIBK with and into First Interstate Bank at a special meeting of IIBK shareholders on March 27, 2019.

All approvals necessary to complete the merger, including all regulatory approvals, have been received. The merger is expected to close at 7:00 a.m. Mountain Time on April 8, 2019, subject to satisfaction of customary closing conditions.

Upon completion of the IIBK merger, IIBK shareholders will be entitled to receive 0.50 shares of First Interstate Class A common stock for each share of IIBK common stock owned.

The shares of First Interstate Class A common stock to be received by IIBK shareholders are expected to qualify as a tax-free exchange.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. First Interstate operates banking offices, including detached drive-up facilities, in communities across Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming. Through First Interstate Bank, First Interstate delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and other entities throughout First Interstate’s market areas.

About Idaho Independent Bank:

IIB was established in 1993 as an Idaho state-chartered, commercial bank and currently operates branches in Boise, Caldwell, Coeur d’Alene, Hayden, Meridian, Mountain Home, Nampa, Star, and Sun Valley/Ketchum, Idaho. IIB was named (in a 2018 survey conducted by Populus) as one of the Top Ten Best Places to Work in Idaho, is one of the 2018 Top Ranked Community Banks in the Idaho Business Review Reader Rankings, and was named among the top 1% most extraordinary banks in the U.S. by The Institute for Extraordinary BankingTM in 2016.

Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. These forward-looking statements include, but are not limited to, (i) statements about First Interstate and IIBK’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (ii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from expected results: delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating First Interstate and IIBK, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which First Interstate and IIBK are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that First Interstate files with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transactions or other matters attributable to First Interstate or IIBK or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, First Interstate and IIBK do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information:

First Interstate BancSystem, Inc.:

Marcy Mutch, Chief Financial Officer

406-255-5312

marcy.mutch@fib.com

or

Idaho Independent Bank:

Kurt Gustavel, President and Chief Executive Officer

(208) 947-1130

kurt.gustavel@iibk.com